Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 8, 2013, in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-188651) and related Prospectus of Arthur J. Gallagher & Co. for the registration of 6,000,000 shares of its common stock.

/s/ Ernst & Young LLP
Ernst & Young LLP

Chicago, Illinois

August 6, 2013